Tidal Commodities Trust I S-1/A

EXHIBIT 23.1

taitweller.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statement filed on Form S-1 by Tidal Commodities Trust I, of our report dated March 29, 2024, relating to our audit of the Combined Financial Statements of Tidal Commodities Trust I as of and for the period ended December 31, 2023, and to the use of our name under the caption “Experts”.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 2, 2024

Tait Weller • Philadelphia Office • O: 215.979.8800 • F: 215.979.8811 • Two Liberty Place • 50 S. 16th Street • Suite 2900 • Philadelphia, PA 19102-2529